Exhibit 99.1

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

Investor Contact:	Barbara A. Gould
(615) 235-4124

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL OLD COUNTRY STORE PRESENTS AT
COWEN AND COMPANY 8TH ANNUAL CONSUMER CONFERENCE

LEBANON, Tenn. – January 5, 2010 – Cracker Barrel Old Country Store, Inc. (the “Company”) (Nasdaq: CBRL) will be participating in the Cowen and Company 8th Annual Consumer Conference to be held in New York City at the Westin New York at Times Square.  The Company’s presentation will begin at 3:30 p.m. Eastern Time on Tuesday, January 12, 2010.  Chairman, President and Chief Executive Officer Michael A. Woodhouse and Executive Vice President and Chief Financial Officer Sandra B. Cochran will be speaking at the conference.

The live broadcast of the presentation at the Cowen Conference will be available on-line in the Events area of the Company’s website at investor.crackerbarrel.com.  An on-line replay of the webcast will be available for two weeks afterward.

About Cracker Barrel
Cracker Barrel Old Country Store® restaurants provide a friendly home-away-from-home in its old country stores and restaurants.  Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurant serves up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as its signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 593 company-owned locations in 41 states.  Every Cracker Barrel unit is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. - 11 p.m.  For more information, visit: crackerbarrel.com.

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